Exhibit 99.1

November 28, 2012

Safe Harbor Statement Certain items in this presentation and other matters discussed today or answers that may be given to questions asked could constitute forward-looking statements, including statements regarding the progress and timing of clinical trials, the safety and efficacy of our product candidates, our collaborators, and estimates of the potential markets for our product candidates. Typically, these statements contain words such as “believe”, “anticipate”, “plan”, “intend”, and similar expressions. These and other forward-looking statements speak only as of the date of this Presentation and are subject to substantial risks and uncertainties and other important factors that may cause Tranzyme’s actual results, performance, or achievements to differ materially from those anticipated, expressed, or implied by forward-looking statements. Additional risks and uncertainties are described more fully in Tranzyme’s Form 10-Q for the quarter ended September 30, 2012 filed on November 9, 2012. Please note that Tranzyme undertakes no obligation to update any of the forward-looking statements discussed today.

TZP-102-G003 Phase 2b Top-Line Results

TZP-102 Phase 2b Trial Design 12-week, double-blind, US & EU, placebo-controlled trial Once daily oral administration of 10mg, 20mg TZP-102 or placebo 201 patients; 43 sites Efficacy assessment: Primary Endpoint: Change from baseline in the average GSDD composite score at end of treatment Gastroparesis Symptoms Daily Diary (GSDD) Nausea Early Satiety Bloating Upper Abdominal Pain Secondary Endpoints: Change from baseline in individual symptoms Change from baseline in the average GCSI (Gastroparesis Cardinal Symptom Index; 9 symptom composite score) at end of treatment

TZP-102 Phase 2b Results: GSDD Week 4

TZP-102 Phase 2b Results: GSDD Week 12

TZP-102 Phase 2b Results: Mean Change in Symptoms at Week 4 Mean Change in Daily Diary Individual Symptom Score from Baseline to End of Week 4 Symptom Placebo (n=64) 10mg (n=66) 20mg (n=65) All TZP-102 Doses (n=131) Nausea -0.96 -1.25 -0.93 -1.09 Early Satiety -0.84 -1.20 -0.96 -1.08 Bloating -0.96 -0.97 -0.93 -0.95 Upper Abdominal Pain -0.92 -1.12 -1.11 -1.11 GSDD Composite Score -0.92 -1.13 -0.98 -1.06 Principal symptoms of gastroparesis

TZP-102 Phase 2b Results: Mean Change in Symptoms at Week 12 Mean Change in Daily Diary Individual Symptom Score from Baseline to End of Week 12 Symptom Placebo (n=64) 10mg (n=66) 20mg (n=65) All TZP-102 Doses (n=131) Nausea -1.53 -1.84 -1.37 -1.61 Early Satiety -1.41 -1.76 -1.47 -1.62 Bloating -1.57 -1.51 -1.37 -1.44 Upper Abdominal Pain -1.33 -1.71 -1.52 -1.61 GSDD Composite Score -1.46 -1.70 -1.43 -1.57 Principal symptoms of gastroparesis

TZP-102 Phase 2b Results: GCSI Week 4

TZP-102 Phase 2b Results: GCSI Week 12

TZP-102 Phase 2b Safety Both doses well tolerated No significant differences between the doses or dose-dependent trends No significant metabolic changes throughout 12-week treatment period Body weight Glucose HbA1c

TZP-102 DIGEST Trial (2nd Phase 2b)

- 12-week, double-blind, US & EU, placebo-controlled trial
- Three times daily oral administration of 10mg TZP-102 or placebo before meals
- ~120 patients; ~35 sites
- Enrollment ongoing
- Efficacy assessment:
  - Gastroparesis Symptoms Daily Diary **(GSDD)** plus Vomiting and Retching
    - Nausea
    - Early Satiety
    - Bloating
    - Upper Abdominal Pain

Primary Endpoint:

- Change from baseline in the average GSDD composite score at end of treatment

Planned enrollment completion: Q1 2013

Top-line results: H1 2013

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tranzyme pharma

TZP-102 Next Steps Interim data review (including futility analysis) planned for DIGEST before year-end Approximately 60 patients (30 per arm) data through treatment week 4 Enrollment completion: Q1 2013 Top-line data expected: H1 2013 EOP2 meeting with the FDA: H2 2013